Exhibit 99.1

News Release

Novelis Reports Strong Results for Third Quarter of Fiscal Year 2015
New Business Model Drives Significant Improvement in Year-Over-Year Results

•	Net Income Grows to $46 Million

•	Sales Increase 18% to $2.8 Billion

•	Adjusted EBITDA Increases 16% to $236 Million

•	Shipments Increase 5% to 757 Kilotonnes, a Record Third Quarter

•	North American Auto Facilities Accelerating Production to Meet Customer Demand

ATLANTA, February 9, 2015 – Novelis, the world leader in aluminum rolling and recycling, today reported net income grew to $46 million for the third quarter of fiscal year 2015, up significantly from the $13 million reported in the third quarter of fiscal year 2014. Excluding certain tax-effected items in both periods, net income is $60 million for the third quarter of fiscal 2015, more than double the $23 million reported in the prior year period.
Adjusted EBITDA for the third quarter of fiscal 2015 was $236 million, a 16% increase compared to the $203 million reported for the prior year. The increase was primarily driven by higher shipments as a result of strategic capacity expansions in Asia and South America, favorable product mix, and cost benefits from using recycled metal inputs.
"Our strong third quarter results are a clear demonstration that our new business model is delivering benefits," said Phil Martens, President and Chief Executive Officer for Novelis. "By shifting our portfolio to more premium products in high-growth markets and advancing our recycling operations, we set record can and automotive shipments, generated significantly higher earnings, and achieved our mid-decade goal of having 50% recycled content in our products."
Third quarter fiscal 2015 revenues climbed 18% to $2.8 billion compared to $2.4 billion for the third quarter of fiscal 2014. Revenue growth was driven by a 5% increase in shipments of rolled aluminum products to 757 kilotonnes for the third quarter of fiscal 2015 compared to 721 kilotonnes in the prior year period. All four operating regions reported an increase in shipments year-over-year. Higher metal prices also contributed to the increase in revenue.

"Our earnings will further improve in the fourth quarter as we near the full production run-rate of automotive sheet for Ford, ship at record levels, and further ramp up new recycling facilities in Germany and Brazil," said Martens. "However, this growth will be tempered by negative currency headwinds in Europe, challenging pricing dynamics in Asia, and reduced production related to the Logan hot mill outage in North America last month. In spite of these market challenges, we still expect EBITDA for the second half of fiscal 2015 will be higher than in the first half of the year."

(in $M)	Q3FY15	Q3FY14
	12/31/2014	12/31/2013
Free Cash Flow	$(12)	$(61)
Capital Expenditures	$104	$157
Free Cash Flow before CapEx	$92	$96

The company reported negative free cash flow of $(12) million in the third quarter, a $49 million increase over the prior year. "Free cash flow increased in the third quarter despite rising aluminum prices due to stronger EBITDA, lower capital spending, and working capital initiatives,” said Steve Fisher, Chief Financial Officer for Novelis. "Higher EBITDA and the benefits from structurally reducing working capital will allow us to generate positive free cash flow by fiscal year end."

At the end of the third quarter, the company reported liquidity of $839 million.

Third Quarter of Fiscal Year 2015 Earnings Conference Call
Novelis will discuss its third quarter of fiscal year 2015 results via a live webcast and conference call for investors at 8:00 a.m. ET on Monday, February 9, 2015. To view slides and listen only, visit the web at https://cc.callinfo.com/r/zg71zunzwkyf&eom. To join by telephone, dial toll-free in North America at 800 732 6870, India toll-free at 0008008521504 or the international toll line at +1 212 231 2905. Presentation materials and access information may also be found at novelis.com/investors.

About Novelis
Novelis Inc. is the global leader in aluminum rolled products and the world's largest recycler of aluminum. The company operates in 11 countries, has approximately 10,900 employees and reported revenue of approximately $10 billion for its 2014 fiscal year. Novelis supplies premium aluminum sheet and foil products to transportation, packaging, construction, industrial and consumer electronics markets throughout North America, Europe, Asia and South America. The company is part of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit novelis.com and follow us at facebook.com/NovelisInc and at twitter.com/Novelis.

Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We think these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides filed as Exhibit 99.2 to our Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release. In addition, the Form 8-K includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

Attached to this news release are tables showing the Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Reconciliation to Adjusted EBITDA and Free Cash Flow, Reconciliation to Liquidity and Net Income excluding Certain Items, and Segment Information.

Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws.  Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions.  An example of forward looking statements in this news release is our expectation that we will reduce working capital and generate positive free cash flow by the end of the fiscal year. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements.  We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our metal hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; our indebtedness and our ability to generate cash. The above list of factors is not exhaustive.  Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 are specifically incorporated by reference into this news release.

Media Contact:	Investor Contact:
Neil Hirsch	Megan Cochard
+1 404 760 4465	+1 404 760 4170
neil.hirsch@novelis.com	megan.cochard@novelis.com

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013

Net sales	$2,847	$2,403	$8,358	$7,218
Cost of goods sold (exclusive of depreciation and amortization)	2,498	2,093	7,310	6,265
Selling, general and administrative expenses	108	115	319	344
Depreciation and amortization	87	91	266	247
Research and development expenses	14	12	38	34
Interest expense and amortization of debt issuance costs	85	76	248	227
Gain on assets held for sale	(12)	(6)	(23)	(6)
Restructuring and impairment, net	25	19	38	46
Equity in net loss of non-consolidated affiliates	2	5	4	12
Other (income) expense, net	(9)	(12)	14	(27)
	2,798	2,393	8,214	7,142
Income before income taxes	49	10	144	76
Income tax provision (benefit)	3	(3)	25	26
Net income	46	13	119	50
Net income attributable to noncontrolling interests	—	—	—	—
Net income attributable to our common shareholder	$46	$13	$119	$50

Novelis Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions, except number of shares)

	December 31, 2014	March 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$387	$509
Accounts receivable, net
— third parties (net of uncollectible accounts of $4 as of December 31, 2014 and March 31, 2014)	1,473	1,382
— related parties	63	54
Inventories	1,534	1,173
Prepaid expenses and other current assets	153	101
Fair value of derivative instruments	117	51
Deferred income tax assets	64	101
Assets held for sale	22	102
Total current assets	3,813	3,473
Property, plant and equipment, net	3,503	3,513
Goodwill	607	611
Intangible assets, net	599	640
Investment in and advances to non–consolidated affiliates	534	612
Deferred income tax assets	67	80
Other long–term assets
— third parties	150	173
— related parties	11	12
Total assets	$9,284	$9,114
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Current portion of long–term debt	$108	$92
Short–term borrowings	1,031	723
Accounts payable
— third parties	1,746	1,418
— related parties	55	53
Fair value of derivative instruments	99	60
Accrued expenses and other current liabilities
— third parties	512	547
— related party	—	250
Deferred income tax liabilities	42	16
Liabilities held for sale	—	11
Total current liabilities	3,593	3,170
Long–term debt, net of current portion	4,328	4,359
Deferred income tax liabilities	305	425
Accrued postretirement benefits	595	621
Other long–term liabilities	250	271
Total liabilities	9,071	8,846
Commitments and contingencies
Shareholder’s equity
Common stock, no par value; unlimited number of shares authorized; 1,000 shares issued and outstanding as of December 31, 2014 and March 31, 2014	—	—
Additional paid–in capital	1,404	1,404
Accumulated deficit	(954)	(1,073)
Accumulated other comprehensive loss	(263)	(91)
Total equity of our common shareholder	187	240
Noncontrolling interests	26	28
Total equity	213	268
Total liabilities and equity	$9,284	$9,114

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Nine Months Ended December 31,
	2014	2013
OPERATING ACTIVITIES
Net income	$119	$50
Adjustments to determine net cash provided by operating activities:
Depreciation and amortization	266	247
Loss on unrealized derivatives and other realized derivatives in investing activities, net	6	9
Gain on assets held for sale, net	(23)	(6)
Loss on sale of assets	4	4
Impairment charges	7	19
Deferred income taxes	(46)	(45)
Amortization of fair value adjustments	9	9
Equity in net loss of non–consolidated affiliates	4	12
Gain on foreign exchange remeasurement of debt	(4)	(3)
Amortization of debt issuance costs and carrying value adjustment	19	19
Other, net	—	(6)
Changes in assets and liabilities including assets and liabilities held for sale (net of effects from divestitures):
Accounts receivable	(176)	151
Inventories	(437)	(30)
Accounts payable	427	(22)
Other current assets	(62)	35
Other current liabilities	(6)	(89)
Other noncurrent assets	3	(1)
Other noncurrent liabilities	(23)	3
Net cash provided by operating activities	87	356
INVESTING ACTIVITIES
Capital expenditures	(368)	(522)
Proceeds from sales of assets, third party, net of transaction fees and hedging	100	7
Proceeds from the sale of assets, related party, net of transaction fees	—	8
Outflows from investments in and advances to non–consolidated affiliates, net	(17)	(12)
Proceeds from settlement of other undesignated derivative instruments, net	1	6
Net cash used in investing activities	(284)	(513)
FINANCING ACTIVITIES
Proceeds from issuance of long-term and short-term borrowings	303	138
Principal payments of long-term and short-term borrowings	(209)	(113)
Revolving credit facilities and other, net	238	359
Return of capital to our common shareholder	(250)	—
Dividends, noncontrolling interest	(1)	—
Debt issuance costs	(3)	(8)
Net cash provided by financing activities	78	376
Net (decrease) increase in cash and cash equivalents	(119)	219
Effect of exchange rate changes on cash	(3)	7
Cash and cash equivalents — beginning of period	509	301
Cash and cash equivalents — end of period	$387	$527

Reconciliation from Net Income Attributable to our Common Shareholder to Adjusted EBITDA
Novelis is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.

(in millions)	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Net income attributable to our common shareholder	$46	$13	$119	$50
Income tax (provision) benefit	(3)	3	(25)	(26)
Interest, net	(84)	(74)	(244)	(223)
Depreciation and amortization	(87)	(91)	(266)	(247)
EBITDA	220	175	654	546

Unrealized gains (losses) on change in fair value of derivative instruments, net	12	3	12	(5)
Realized (losses) gains on derivative instruments not included in segment income	(3)	2	(4)	6
Adjustment to eliminate proportional consolidation	(10)	(11)	(27)	(30)
Loss on sale of fixed assets	(1)	(2)	(4)	(4)
Gain on assets held for sale, net	12	6	23	6
Restructuring and impairment, net	(25)	(19)	(38)	(46)
Other expense, net	(1)	(7)	(9)	(16)
Adjusted EBITDA	$236	$203	$701	$635

Free Cash Flow and Cash and Cash Equivalents
The following table shows the “Free cash flow” for the nine months ended December 31, 2014 and 2013 and the ending balances of cash and cash equivalents (in millions).

	Nine Months Ended December 31,
	2014	2013
Net cash provided by operating activities	$87	$356
Net cash used in investing activities	(284)	(513)
Less: Proceeds from sales of assets	(100)	(15)
Free cash flow	$(297)	$(172)
Ending cash and cash equivalents	$387	527

Total Liquidity
The following table shows available liquidity as of December 31, 2014 and March 31, 2014 (in millions).

	December 31,	March 31,
	2014	2014
Cash and cash equivalents	$387	$509
Availability under committed credit facilities	452	511
Total liquidity	$839	$1,020

Reconciliation of Net Income to Net Income, excluding Certain Items
The following table shows Net Income attributable to our common shareholder excluding Certain Items (in millions). We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Net income attributable to our common shareholder	$46	$13	$119	$50
Certain Items:
Gain on assets held for sale, net	(12)	(6)	(23)	(6)
Restructuring and impairment, net	25	19	38	46
Tax effect on Certain Items	1	(3)	(2)	(9)
Net income attributable to our common shareholder, excluding Certain Items	$60	$23	$132	$81

Segment Information
The following table shows selected segment financial information (in millions, except shipments which are in kilotonnes).

Selected Operating Results Three Months Ended December 31, 2014	North America	Europe	Asia	South America	Other and Eliminations	Total
Adjusted EBITDA	$71	$57	$33	$75	$—	$236
Shipments
Rolled products - third party	255	205	177	120	—	757
Rolled products - intersegment	—	13	21	9	(43)	—
Total rolled products	255	218	198	129	(43)	757

Selected Operating Results Three Months Ended December 31, 2013	North America	Europe	Asia	South America	Other and Eliminations	Total
Adjusted EBITDA	$45	$61	$40	$58	$(1)	$203
Shipments
Rolled products - third party	235	204	164	118	—	721
Rolled products - intersegment	—	8	1	5	(14)	—
Total rolled products	235	212	165	123	(14)	721

Selected Operating Results Nine Months Ended December 31, 2014	North America	Europe	Asia	South America	Other and Eliminations	Total
Adjusted EBITDA	$211	$211	$106	$171	$2	$701
Shipments
Rolled products - third party	762	665	528	337	—	2,292
Rolled products - intersegment	2	33	44	22	(101)	—
Total rolled products	764	698	572	359	(101)	2,292

Selected Operating Results Nine Months Ended December 31, 2013	North America	Europe	Asia	South America	Other and Eliminations	Total
Adjusted EBITDA	$161	$192	$127	$156	$(1)	$635
Shipments
Rolled products - third party	709	645	476	312	—	2,142
Rolled products - intersegment	2	24	7	11	(44)	—
Total rolled products	711	669	483	323	(44)	2,142